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                                                                     Exhibit 5.1

            [Letterhead of Simpson Thacher & Bartlett appears here]



                                                                    June 9, 2000


Western Multiplex Corporation
1196 Borregas Avenue
Sunnyvale, California  94089

Ladies and Gentlemen:

                  We have acted as counsel to Western Multiplex Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (File No. 333-35200) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the issuance, offer and sale by the Company of up to 8,625,000 shares of Class A common stock par value $.01 per share (together with any additional shares of such stock that may be issued by the Company pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement, the "Shares").

                  We have examined the Registration Statement, the Company's certificate of incorporation, by-laws and form of the share certificate, each of which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and
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Western Multiplex Corporation           -2-                        June 9, 2000

other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

                  Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that when the Company's Board of Directors has taken all necessary corporate action to authorize and approve the issuance of the Shares, and (2) upon payment and delivery in accordance with the applicable definitive underwriting agreement approved by the Board of Directors, the Shares will be validly issued, fully paid and nonassessable.

                  We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.
                                      Very truly yours,

                                      /s/ Simpson Thacher & Bartlett

                                      SIMPSON THACHER & BARTLETT